Exhibit 22(j)

GRANT THORNTON


CONSENT OF INDEPENDENT CERTIFIED
 PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Independent Certified Public
 Accountants" and to the use of our report dated
July 23, 2004, in this Annual Report and
 Registration Statement (File numbers 2-27183 and 811-1528) of Bruce Fund, Inc.


/Grant Thornton LLP/

GRANT THORNTON LLP

Chicago, Illinois
October 29, 2004







175 W. Jackson Blvd.
20th Floor
Chicago, IL  60604
T  312.856.0200
F  312.565.419
W  www.grantthornton.com